UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

VENTRUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 15, 2014, Ventrus Biosciences, Inc. entered into an employment agreement with each of Dr. Russell H. Ellison, our Chief Executive Officer, and David J. Barrett, our Chief Financial Officer, with an effective date of December 22, 2013, and pursuant to which Dr. Ellison will serve as our President and Chief Executive Officer and Mr. Barrett will serve as our Chief Financial Officer. These employment agreements replace the prior agreements between us and each of Dr. Ellison and Mr. Barrett that expired on December 22, 2013 in accordance with their terms.

Each new employment agreement has a term of two years and will be automatically extended for additional one-year periods unless we notify the officer at least 180 days prior to the then current expiration date that we intend to not extend the employment agreement. The employment agreements provide for a base salary of $475,000 per year for Dr. Ellison and $300,000 for Mr. Barrett, and an annual discretionary bonus of up to 50% of the officer’s base salary based on financial, clinical development and business milestones established by the Board of Directors. Pursuant to the employment agreements, Dr. Ellison and Mr. Barrett received a grant of options to purchase 395,500 shares and 213,000 shares, respectively, of our common stock with a purchase price of $3.81, which was the closing price of the common stock on January 14, 2014. The stock options have a 10-year term and one-third of the options vest on each of the first, second, and third anniversaries of the employment agreement’s effective date.

During the term of Dr. Ellison’s employment agreement, we will use our best efforts to cause him to be elected as a member and the Chairman of our Board of Directors.

Under the employment agreements, Dr. Ellison and Mr. Barrett are prohibited for 12 months after termination of employment from (i) engaging within the restricted territory (as defined in the agreement) in developing novel prescription drugs for the specific disease treatment of hemorrhoids, anal fissures, and fecal incontinence or any other business in which we are actively engaged at the time of termination of employment, (ii) holding a position in or with responsibility for all or a part of the restricted territory (A) with any person or entity engaged in such a business and for which the officer will perform services that are the same or substantially similar to those performed by him for us within 12 months prior to termination of employment, or (B) in which the officer will use or disclose any of our confidential information, (iii) being employed or engaged by any person or entity that was an agent or customer of ours with whom the officer worked during his employment with us and for whom he will be performing services that are the same or substantially similar to those services he provided to the agent or customer during the officer’s employment with us, (iv) soliciting our customers for purposes of marketing or selling similar or competitive products, or interfering with the business relationship between our company and our customers, and (v) inducing any employee or consultant of ours to terminate employment or a contractual relationship with us. In the employment agreement, the term “restricted territory” is defined generally as any country in which we conduct business as of the date of termination of the officer’s employment.

If we terminate either Dr. Ellison or Mr. Barrett for cause (as defined in the agreement) or if he terminates without good reason (as defined in the agreement), we will pay his then-current base salary through the date of his termination and any expense reimbursement amounts owed through the date of termination. If Dr. Ellison’s or Mr. Barrett’s employment is terminated as a result of his death, then we will pay to his estate his then-current base salary for a period of 12 months following such termination.

If either Dr. Ellison’s or Mr. Barrett’s employment is terminated in connection with or within six months of a change of control (as defined in the agreement), we will provide him the following benefits: (i) a lump-sum payment equal to 18 months of his then-current base salary, (ii) the full annual discretionary bonus as established by the Board, (iii) immediate vesting in full of all equity awards, (iv) extension of the exercise period for all stock options to the end of their term, and (v) reimbursement of COBRA premiums for 18 months or until the officer is eligible for insurance benefits from another employer, whichever is earlier. In the employment agreement, the term “change in control” is defined generally as the acquisition by any person of more than 50% of the voting power of our then-outstanding securities, and/or the merger or consolidation of our company or the sale of all or substantially all of our assets.

If either Dr. Ellison’s or Mr. Barrett’s employment is terminated as a result of disability, by us without cause (as defined in the agreement), or by the officer for good reason (as defined in the agreement), we will provide him the following benefits: (i) continued payment of his then-base salary for 12 months following date of termination of employment, (ii) immediate vesting in full of all equity awards that would have become vested during the 12 months following termination of employment, (iii) extension of the exercise period for all vested stock options to the end of their term, and (iv) reimbursement of COBRA premiums for 18 months or until the officer is eligible for insurance benefits from another employer, whichever is earlier.

In the employment agreements, the term “cause” is defined generally as (i) willful failure to perform the officer’s duties, (ii) willful or intentional misconduct or gross negligence, (iii) indictment of any felony or a misdemeanor involving moral turpitude, (iv) engagement in some form of harassment prohibited by law, (v) intentional misappropriation or embezzlement of our property, (vi) breach by the officer of the non-misappropriation, non-compete and non-solicitation provisions of the agreement, and (vii) uncured breach by the officer of any other provision of the agreement. In the employment agreements, the term “good reason” is defined generally as (i) any material reduction of the officer’s duties, responsibilities, or authority, (ii) any material reduction of the officer’s compensation or benefits, (iii) relocation of our headquarters or the officer’s residence or primary place of employment to a location outside a 30-mile radius of New York, New York. In addition, in the case of Dr. Ellison, “good reason” also is defined as (i) our failure to nominate him for election to our Board and to recommend that stockholders to vote in support of such nomination, (ii) failure of our Board to appoint him as President and Chief Executive Officer, or (iii) removal of him from the Board or as President and Chief Executive Officer, provided that such failure or removal is not in connection with either a termination of Dr. Ellison’s employment for cause, or as a result of the failure of our stockholders to elect Dr. Ellison to the Board.

The foregoing description of Dr. Ellison and Mr. Barrett’s employment agreements is qualified in its entirety by reference to their full and complete terms contained in the agreements, which are filed as Exhibits 10.20 and 10.21, respectively, to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.20	Employment Agreement, dated January 15, 2014 and effective December 22, 2013, by and between Ventrus Biosciences, Inc. and Dr. Russell H. Ellison.

10.21	Employment Agreement, dated January 15, 2014 and effective December 22, 2013, by and between Ventrus Biosciences, Inc. and David J. Barrett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: January 16, 2014	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer